Exhibit 23(b)
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement of Creo Products Inc. on Form S-8 and in the related Prospectus of our reports dated November 23, 1998 and our audits of the consolidated financial statements, as defined in the notes to the financial statements, for the year ended September 30, 1998, included in the Creo Products Inc. Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 1, 1999.




                                                /s/  KPMG LLP
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                                                Chartered Accountants

Vancouver, Canada

March 8, 2000